UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2018

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.

On March 28, 2018 the Board of Directors of Amtech Systems, Inc. (the “Company”) approved a stock repurchase program, pursuant to which the Company may repurchase up to $4 million of its outstanding common stock, par value $0.01 per share, over a one-year period, commencing on April 2, 2018. Repurchases under the program will be made in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in compliance with the rules and regulations of the Securities and Exchange Commission; however, the Company has no obligation to repurchase shares and the timing, actual number, and value of shares to be repurchased is subject to management’s discretion and will depend on the Company’s stock price and other market conditions. The Company may, in the sole discretion of the Board of Directors, terminate the repurchase program at any time while it is in effect.

A copy of the press release announcing the Company’s stock repurchase program is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.            Description
99.1                Press Release dated April 2, 2018

Exhibit Index

Exhibit No.            Description
99.1Press Release dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: April 3, 2018	By: /s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title:Vice President & Chief Accounting Officer